UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 28, 2024

Date of Report (Date of earliest event reported)

AGBA GROUP HOLDING LIMITED

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-38909	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

AGBA Tower 68 Johnston Road Wan Chai, Hong Kong SAR	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 3601 8363

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.001 par value	AGBA	NASDAQ Capital Market
Warrants, each warrant exercisable for one-half of one Ordinary Share for $11.50 per full share	AGBAW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on April 16, 2024, AGBA Group Holding Limited, a British Virgin Islands business company (“AGBA” or the “Company”), entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and between AGBA, its wholly owned subsidiary AGBA Social Inc. (“Merger Sub”), Triller Corp., a Delaware corporation (“Triller”) and Bobby Sarnevesht, solely as representative of the Triller stockholders.

As previously disclosed, on April 25, 2024, AGBA entered into the Amended and Restated Standby Equity Purchase Agreement (“A&R SEPA”) with YA II PN, LTD, a Cayman Islands exempt limited partnership (“Yorkville”), and Triller. The A&R SEPA amended and restated certain Standby Equity Purchase Agreement entered by Yorkville and Triller dated October 23, 2023. Pursuant to the A&R SEPA, Triller, or AGBA after the transactions contemplated by the Merger Agreement (the “Merger”) are closed (Triller before the closing of the Merger, and AGBA after the closing of the Merger, are referred to as the “Company”), has the right to sell to Yorkville up to $500 million of ordinary shares, par value $0.001 per share, of the Company, (“Common Shares”), subject to certain limitations and conditions set forth in the A&R SEPA, from time to time during the term of the A&R SEPA. Sales of the shares of Common Shares to Yorkville under the A&R SEPA, and the timing of any such sales, are at AGBA’s option, and the AGBA is under no obligation to sell any shares of Common Shares to Yorkville under the A&R SEPA except in connection with notices that may be submitted by Yorkville, in certain circumstances as described below.

On June 28, 2024, AGBA, Triller and Yorkville entered into a Second Amended and Restated Standby Equity Purchase Agreement (the “Second A&R SEPA”), so as to modify the A&R SEPA to (i) provide for the assignment by Triller and assumption by AGBA of the rights and obligations of Triller under the A&R SEPA and the original promissory note from Triller dated April 25, 2024 and (ii) provide to AGBA financing in the amount of $25 million in the form of an additional Pre-Paid Advance (as defined below).

Upon the satisfaction of the conditions to Yorkville’s purchase obligation set forth in the Second A&R SEPA, including having a registration statement registering the resale of the Common Shares issuable under the Second A&R SEPA declared effective by the Securities and Exchange Commission after the Merger is closed, the Company will have the right, but not the obligation, from time to time at its discretion until the Second A&R SEPA is terminated to direct Yorkville to purchase a specified number of Common Shares (“Advance”) by delivering written notice to Yorkville (“Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed the greater of the aggregate daily traded amount over the three trading days immediately preceding an Advance Notice.

The Common Shares purchased pursuant to an Advance delivered by the Company will be purchased at a price equal to (a) 95% of the lowest daily VWAP of the Common Shares during the period of the delivery date of the Advance Notice (the “Advance Notice Date”) commencing (i) if submitted prior to the open of trading, the open of trading on such day, or (ii) if submitted after the open of trading, upon receipt by confirmed by the Company, ending at 4:00 pm ET on the Advance Notice Date; or (b) 97% of the lowest daily VWAP of the Common Shares on the three consecutive trading days commencing on the date of the Advance Notice Date, other than the daily VWAP on a day in which the daily VWAP is less than a minimum acceptable price as stated by the Company in the Advance Notice or there is no VWAP on the subject trading day. The Company may establish a minimum acceptable price in each Advance Notice below which the Company will not be obligated to make any sales to Yorkville. “VWAP” is defined as the daily volume weighted average price of the shares of common stock for such trading day on the Nasdaq Stock Market during regular trading hours as reported by Bloomberg L.P.

In connection with the Second A&R SEPA, and subject to the conditions set forth therein, Yorkville has agreed to advance to the Company in the form of convertible promissory notes (the “Convertible Notes”) for an aggregate principal amount of up to $33.51 million (the “Pre-Paid Advance”). The purchase price for the Pre-Paid Advance is 94.0% of the principal amount of the Pre-Paid Advance. Interest shall accrue on the outstanding balance of any Pre-Paid Advance at an annual rate equal to 5%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date of the Convertible Note issue in connection with each Pre-Paid Advance will be 12 months after the issuance date of such Convertible Note. Yorkville may convert the Convertible Notes into shares of the Common Shares at any time after the Merger at a fixed conversion price (the “Conversion Price”) equal to (i) the principal mount and interests, divided by (ii) the determination of the lower of (a) 100% of the VWAP during the ten trading days preceding the date of issuance of the Convertible Notes (the “Fixed Price”), or (b) 92.5% of the lowest daily VWAP during the 10 consecutive trading days immediately preceding the conversion date or other date of determination (the “Variable Price”), provided that the Variable Price shall not be lower than the Floor Price. The “Floor Price”, solely with respect to the Variable Price, shall be equal to (i) a price equal to 20% of the average of the daily VWAPs during the ten (10) trading days immediately preceding the closing date of the Merger, and (ii) from and after the date of effectiveness of the initial registration statement, 20% of the VWAP of the trading day immediately prior to the date of effectiveness of the initial registration statement, if such price is lower than the price in part (i) of this sentence. Notwithstanding the foregoing, the Company may reduce the Floor Price to any amounts set forth in a written notice to the holder; provided that such reduction shall be irrevocable and shall not be subject to increase thereafter.

Beginning on the seventh (7th) day after a Trigger Event occurs, the Company shall repay a portion of the outstanding balance of the Pre-Paid Advance in an amount equal to (i) $5,000,000 (the “Triggered Principal Amount”), plus (ii) the a payment premium of 7.5% of such Triggered Principal Amount, and (iii) accrued and unpaid interest hereunder as of each payment date. At any time or times on or after the Merger, Yorkville shall be entitled to convert any portion of any due and unpaid outstanding amount under the Convertible Note at the Conversion Price. In addition, upon the occurrence and during the continuation of an event of default, the Convertible Notes shall become immediately due and payable. In no event shall Yorkville be allowed to effect a conversion if such conversion, along with all other Common Shares beneficially owned by Yorkville and its affiliates would exceed 4.99% of the outstanding shares of the common stock of the Company. “Trigger Event” shall mean (i) from and after the consummation of the Merger, if and when the daily VWAP is less than the Floor Price for any five (5) of seven (7) consecutive trading days, (ii) unless the Company has obtained the approval from its shareholders in accordance with the rules of Nasdaq for the issuance of Common Shares pursuant to the transactions contemplated in Convertible Notes and the Second A&R SEPA in excess of the 20% of the issued and outstanding Common Shares(the “Exchange Cap”), the Company has issued in excess of 99% of the Common Shares available under the Exchange Cap (an “Exchange Cap Trigger”), or (iii) the Company is in material breach of the Registration Rights Agreement, and such breach remains uncured for a period of 20 trading days, or the occurrence of a registration event as set forth in the Registration Rights Agreement (the last such day of each such occurrence, a “Trigger Date”).

Yorkville, in its sole discretion and providing that there is a balance remaining outstanding under the Convertible Notes, may deliver a notice under the Second A&R SEPA requiring the issuance and sale of Common Shares to Yorkville at the Conversion Price in consideration of an offset of the Convertible Notes (“Yorkville Advance”). Yorkville, in its sole discretion, may select the amount of any Yorkville Advance, provided that the number of shares issued does not cause Yorkville to exceed the 4.99% ownership limitation, does not exceed the Exchange Cap or the amount of shares of common stock that are registered. As a result of a Yorkville Advance, the amounts payable under the Convertible Notes will be offset by such amount subject to each Yorkville Advance.

Under the applicable Nasdaq rules, in no event may the Company issue to Yorkville under the Purchase Agreement more than 16,353,904 Common Shares, which number of shares is equal to 19.99% of the Common Shares outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) the Company obtains stockholder approval to issue Common Shares in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price per share paid by Yorkville for all of the Common Shares that the Company directs Yorkville to purchase from the Company pursuant to the Purchase Agreement, if any, equals or exceeds the lower of (a) the official closing price of the Common Shares on Nasdaq immediately preceding the execution of the Purchase Agreement and (b) the average official closing price of the Common Shares on Nasdaq for the five consecutive trading days immediately preceding the execution of the Purchase Agreement, adjusted as required by Nasdaq so that the Exchange Cap limitation will not apply to issuances and sales of Common Shares pursuant to the Second A&R SEPA. Moreover, the Company may not issue or sell any Common Shares to Yorkville under the Second A&R SEPA which, when aggregated with all other Common Shares then beneficially owned by Yorkville and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 thereunder), would result in Yorkville beneficially owning more than 4.99% of the outstanding shares of Common Shares.

The Second A&R SEPA will automatically terminate on the earliest to occur of (i) the 36-month anniversary of the date of the Second A&R SEPA or (ii) the date on which the Company shall have made full payment of Advances pursuant to the Second A&R SEPA. The Company has the right to terminate the Second A&R SEPA at no cost or penalty upon five (5) trading days’ prior written notice to Yorkville, provided that there are no outstanding Advance Notices for which shares of common stock need to be issued and the Company has paid all amounts owed to Yorkville pursuant to the Convertible Notes. The Company and Yorkville may also agree to terminate the Second A&R SEPA by mutual written consent. Neither the Company nor Yorkville may assign or transfer its respective rights and obligations under the Second A&R SEPA, and no provision of the Second A&R SEPA may be modified or waived by us or Yorkville other than by an instrument in writing signed by both parties.

As consideration for Yorkville’s commitment to purchase the shares of common stock pursuant to the Second A&R SEPA, Triller has paid Yorkville, (i) structuring fee in the amount of $50,000 and shall pay (ii) a commitment fee equal to 0.35% of $500 million of Common Shares to be paid by Triller on the six month anniversary of the date of the Second A&R SEPA in cash, or (ii) if earlier, by the Company by the fifth trading day following the Merger by the issuance to Yorkville of such number of Common Shares that is equal to $500 million of Common Shares divided by the average of the daily VWAP of the Common Shares for the first three trading days immediately following the consummation of the Merger (collectively, the “Commitment Shares”).

Pursuant to the Second A&R SEPA, AGBA shall also issue a warrant (the “Common Warrant”) to Yorkville to purchase up to a number of shares of Class A common stock, par value $0.0001 per share of Triller Corp. equal to 25% of the principal amount of the Pre-Paid Advance divided by a price equal to the Fixed Price, each such Common Warrant with an exercise price equal to the Fixed Price (subject to adjustments therein). Effective as of June 28, 2024, AGBA issued a warrant to Yorkville covering 2,957,008 AGBA ordinary shares (representing $8,377,500 or 25% of the $33.51mm convertible note principal amount) at a Fixed Price of $2.8331.

The Second A&R SEPA contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The parties to the Second A&R SEPA also entered into an Amended and Restated registration rights agreement (the “A&R RRA”), dated June 28, 2024, to file with the Securities and Exchange Commission a registration statement covering the resale of all of the registrable securities under the A&R RRA.

Convoy Global Holdings Limited, an indirect beneficial owner of AGBA’s ordinary shares, executed a Beneficial Owner Guaranty Agreement dated June 28, 2024, regarding its guaranty of certain obligations of the Company under the Second A&R SEPA.

AGBA executed a Pledge Agreement dated June 28, 2024, regarding its pledge of certain assets to Yorkville.

Triller Hold Co LLC executed an Amended and Restated Guarantee Agreement and an Amended and Restated Pledge Agreement, each dated June 28, 2024, regarding the obligations of the Company under the Second A&R SEPA.

Triller, Triller Hold Co LLC, AGBA and Yorkville executed a side letter to the Second A&R SEPA, dated June 28, 2024, regarding certain contribution to Bare Knuckling Fighting Championships, Inc., a Delaware corporation and majority-held investment of a wholly-owned subsidiary of Triller.

On June 28, 2024, AGBA issued a convertible promissory note for an aggregate principal amount of $33.51 million in favor of Yorkville.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Shares, nor shall there be any sale of shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

In the Second A&R SEPA, Yorkville represented to the Triller and AGBA, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The securities referred to in this Current Report on Form 8-K are being issued and sold by the Company to Yorkville in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

Item 8.01 Other Events.

On July 5, 2024, AGBA issued a press release regarding the Second A&R SEPA. Attached hereto as Exhibit 99.1 and incorporated into this Item 8.01 by reference is the copy of the press release.

The information in this Item 8.01 (including Exhibits 99.1) is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Important Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. Statements that are not historical facts, including statements about the pending transactions described above, and the parties’ perspectives and expectations, are forward-looking statements. Such statements include, but are not limited to, statements regarding the proposed transaction, including the anticipated initial enterprise value and post-closing equity value, the benefits of the proposed transaction, integration plans, expected synergies and revenue opportunities, anticipated future financial and operating performance and results, including estimates for growth, the expected management and governance of the combined company, and the expected timing of the transactions. The words “expect,” “believe,” “estimate,” “intend,” “plan” and similar expressions indicate forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to various risks and uncertainties, assumptions (including assumptions about general economic, market, industry and operational factors), known or unknown, which could cause the actual results to vary materially from those indicated or anticipated.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Second Amended and Restated Standby Equity Purchase Agreement, dated June 28, 2024, by and among AGBA Group Holding Limited, YA II PN, LTD, and Triller Corp.
10.2	Convertible Promissory Note issued by AGBA Group Holding Limited to YA II PN, Ltd. dated June 28, 2024
10.3	Form of Common Warrant to be issued by AGBA Group Holding Limited to YA II PN, LTD
10.4	Beneficiary Guaranty Agreement, dated June 28, 2024, by and between YA II PN, LTD and Convoy Global Holding Limited
10.5	Pledge Agreement, dated June 28, 2024, by and between AGBA Group Holding Inc. and YA II PN, LTD
10.6	Side Letter to the Second A&R SEPA, dated June 28, 2024, by and among Triller, Triller Hold Co LLC, AGBA and Yorkville
10.7	Amended and Restated Guaranty Agreement, dated June 28, 2024, by and among YA II PN, LTD and Triller Hold Co LLC
10.8	Amended and Restated Pledge Agreement, dated June 28, 2024, by and among YA II PN, LTD and Triller Hold Co LLC.
10.9	Amended and Restated Registration Rights Agreement, dated June 28, 2024, by and among AGBA Group Holding Limited, YA II PN, LTD, and Triller Corp.
99.1	Press Release dated July 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGBA GROUP HOLDING LIMITED

	By:	/s/ Shu Pei Huang, Desmond
		Name:	Shu Pei Huang, Desmond
		Title:	Acting Group Chief Financial Officer

Dated: July 5, 2024